
<ARTICLE> UT
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE BALANCE
SHEET OF EL PASO ELECTRIC COMPANY AS OF DECEMBER 31, 1998 AND THE RELATED
STATEMENTS OF INCOME AND CASH FLOWS FOR THE TWELVE MONTHS ENDED DECEMBER 31,
1998 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               DEC-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                    1,454,536
<OTHER-PROPERTY-AND-INVEST>                          0
<TOTAL-CURRENT-ASSETS>                         338,318
<TOTAL-DEFERRED-CHARGES>                        75,226
<OTHER-ASSETS>                                  23,139
<TOTAL-ASSETS>                               1,891,219
<COMMON>                                        60,270
<CAPITAL-SURPLUS-PAID-IN>                      240,714
<RETAINED-EARNINGS>                            116,294
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 417,278
<PREFERRED-MANDATORY>                          135,744
<PREFERRED>                                          0
<LONG-TERM-DEBT-NET>                           872,213
<SHORT-TERM-NOTES>                                   0
<LONG-TERM-NOTES-PAYABLE>                            0
<COMMERCIAL-PAPER-OBLIGATIONS>                       0
<LONG-TERM-DEBT-CURRENT-PORT>                   36,122
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                     24,849
<LEASES-CURRENT>                                27,695
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 377,318
<TOT-CAPITALIZATION-AND-LIAB>                1,891,219
<GROSS-OPERATING-REVENUE>                      602,221
<INCOME-TAX-EXPENSE>                            31,225
<OTHER-OPERATING-EXPENSES>                     439,682
<TOTAL-OPERATING-EXPENSES>                     470,907
<OPERATING-INCOME-LOSS>                        131,314
<OTHER-INCOME-NET>                               7,524
<INCOME-BEFORE-INTEREST-EXPEN>                 138,838
<TOTAL-INTEREST-EXPENSE>                        81,765
<NET-INCOME>                                    60,416<F1>
<PREFERRED-STOCK-DIVIDENDS>                     14,707
<EARNINGS-AVAILABLE-FOR-COMM>                   45,709
<COMMON-STOCK-DIVIDENDS>                             0
<TOTAL-INTEREST-ON-BONDS>                       74,398
<CASH-FLOW-OPERATIONS>                         233,235
<EPS-PRIMARY>                                    0.760<F2>
<EPS-DILUTED>                                    0.754<F2>

<F1>Net Income includes an extraordinary gain on discharge of debt (net of income tax expense) of $3,343.
<F2>Primary and Fully Diluted Earnings Per Share are no longer being calculated.
The amounts shown represent Basic and Diluted Earnings per Share, respectively, per SFAS No. 128.

